Exhibit 99.1
Evolv Technology Reports Second Quarter Financial Results

— Company Adds 70 New Customers —
— Company Raises Growth Estimates for 2026 —

•Q2'26 Revenue of $43.8 million, up 34% year-over-year
•Q2'26 Ending ARR1 of $132.7 million, up 20% year-over-year
•Q2'26 Net Loss of $(9.3) million, with Net Profit Margin of (21.3)%
•Q2'26 Adjusted EBITDA2 of $4.4 million, with Adjusted EBITDA Margin2 of 10.1%
•Q2'26 Ending Cash, Cash Equivalents, Marketable Securities, and Restricted Cash of $63.4 million, up $2.3 million sequentially
•Q2'26 Remaining Performance Obligation of $312.6 million, up $13.6 million sequentially
Waltham, Massachusetts – August 11, 2026 – Evolv Technologies Holdings, Inc. (NASDAQ: EVLV), a leading security technology company pioneering AI-powered screening solutions designed to help create safer experiences, today announced financial results for the quarter ended June 30, 2026.
"Our strong second quarter results were highlighted by the addition of 70 new customers, accelerating adoption of Evolv eXpedite, and further strengthening of our renewal trends," said John Kedzierski, President and Chief Executive Officer of Evolv Technology. "Demand for our AI-powered weapons screening solutions continues to grow as organizations increasingly prioritize public safety while seeking security solutions that reduce friction and improve the visitor experience. We believe we remain in the early stages of a significant growth opportunity and are encouraged by the range of customers, markets and geographies adopting our technology."

Results for the Second Quarter of 2026
Total revenue for the second quarter of 2026 was $43.8 million, an increase of 34% compared to $32.5 million for the second quarter of 2025. Annual Recurring Revenue (“ARR”)1 was $132.7 million at the end of second quarter of 2026, an increase of 20% compared to $110.5 million at the end of the second quarter of 2025. Net loss for the second quarter of 2026 was $(9.3) million, or $(0.05) per basic and diluted share, compared to net loss of $(40.5) million, or $(0.25) per basic and diluted share, in the second quarter of 2025. Adjusted loss2 for the second quarter of 2026 was $(3.1) million, or $(0.02) per diluted share, compared to adjusted loss2 of $(4.7) million, or $(0.03) per diluted share, for the second quarter of 2025. Adjusted EBITDA2 for the second quarter of 2026 was $4.4 million compared to $2.1 million in the second quarter of 2025. As of June 30, 2026, the Company had cash, cash equivalents, marketable securities, and restricted cash of $63.4 million.
Results for the First Six Months of 2026
Total revenue for the six months ended June 30, 2026 was $90.1 million, an increase of 40% compared to $64.6 million for the six months ended June 30, 2025. Net loss for the six months ended June 30, 2026 was $(14.3) million, or $(0.08) per basic and diluted share, compared to $(42.2) million, or $(0.26) per basic and diluted share, in the six months ended

June 30, 2025. Adjusted earnings (loss)2 for the six months ended June 30, 2026 was $(6.4) million, or $(0.04) per diluted share, compared to adjusted earnings (loss)2 of $(8.0) million, or $(0.05) per diluted share, for the six months ended June 30, 2025. Adjusted EBITDA2 for the six months ended June 30, 2026 was $8.4 million compared to $4.2 million in the six months ended June 30, 2025.
Company Raises Outlook for 2026
The Company today commented on its business outlook for 2026. The Company's outlook is based on the current indications for its business, which may change at any time. The Company expects total revenues in 2026 to be between $180 to $185 million, reflecting growth of approximately 23% to 27% year-over-year. The Company expects ending ARR at December 31, 2026 to increase to approximately $148 to $150 million, reflecting growth of approximately 23% to 25% year-over-year. The Company expects Adjusted EBITDA2 in 2026 to be between $15 to $16 million with Adjusted EBITDA2 margins in the high single digits. The Company now expects approximately 60% of new unit deployments in 2026 to be delivered under its purchase subscription model (compared to its prior expectation of approximately 55%), with the remaining 40% deployed through its pure subscription model. As expected under the purchase subscription model, a higher purchase subscription mix increases revenue recognition in the early years of a typical four year customer contract and creates a modest near-term headwind to reported gross margin percentage as associated hardware costs are recognized upfront.

Estimate	Issued May 12, 2026	Issued August 11, 2026
Total Revenue (Millions)	$175-$180	$180-$185
Ending ARR[1] at 12/31/26 (Millions)	$145-$150	$148-$150
Adjusted EBITDA[2] (Millions)	n/a	$15-$16
Adjusted EBITDA Margin[2]	High Single Digits	High Single Digits
"Our second quarter performance and upwardly revised outlook for 2026 reflect continued progress against the long-term framework we outlined at our recent Investor Day," said Chris Kutsor, Chief Financial Officer of Evolv Technology. "We remain focused on building a durable growth business capable of delivering revenue CAGR of approximately 25% through 2031 while expanding Adjusted EBITDA margins annually. We believe consistent execution against these objectives positions us to achieve Rule of 50 performance over time."
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business. The conference call will be webcast live at http://ir.evolvtechnology.com.
About Evolv Technology
Evolv (NASDAQ: EVLV) is designed to transform human security by helping organizations detect potential threats, mitigate risk, and enhance safety using AI-powered security solutions with robust insights. Our technology has helped to create efficient and positive security screening experiences for the world’s most iconic venues and companies as well as schools, hospitals, and public spaces. Evolv’s mission is to create a safer world to live, work, learn, and play. Evolv’s advanced systems have scanned more than 4.5 billion people since 2019. Evolv Express® and Evolv eXpedite™ have been awarded the U.S. Department of Homeland Security (DHS) SAFETY Act Designation as a Qualified Anti-Terrorism Technology (QATT). Evolv and its products have been awarded numerous awards which can be viewed on our Certifications and Awards web page. Evolv®, Evolv Express®, Evolv Insights®, Evolv Visual Gun Detection™, Evolv eXpedite™, and Evolv Eva™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions. For more information, visit evolv.com.
1 We define Annual Recurring Revenue, or ARR, as the sum of subscription revenue and the recurring service revenue related to purchase subscriptions for the final month of the quarter all multiplied by twelve. The amount of revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly due to differences in our recurring and non-recurring revenue streams. To the extent that we are negotiating a renewal or upgrade with a customer after the expiration of the subscription and we are continuing to provide service to that customer, we may continue to include that associated revenue in ARR. If a customer notifies us that it is not renewing its subscription, we will continue to include associated revenue in ARR through the natural expiration of the subscription term. ARR should be viewed independently of, and not as a substitute for or forecast of, revenue or deferred revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

2 Non-GAAP Financial Measures In this press release, the Company’s adjusted operating expenses, adjusted gross profit (loss), adjusted gross margin, adjusted operating income (loss), adjusted EBITDA, adjusted EBITDA margin, adjusted earnings (loss), and adjusted earnings (loss) per diluted share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Adjusted operating expenses is defined as operating expenses less stock-based compensation expense, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of on-going operating expense levels. Other non-recurring legal and regulatory costs include non-recurring legal, accounting and professional fees related to the internal investigation, subsequent restatement, certain non-recurring regulatory, litigation and legal matters, as well as fees related to the resolution of the Securities and Exchange Commission investigation, net of estimated insurance recoveries. Adjusted gross profit and adjusted gross margin exclude stock-based compensation expense and amortization of capitalized stock-based compensation, which management believes provides a more meaningful representation of contribution margin. Adjusted operating income (loss) is defined as loss from operations, excluding stock-based compensation expense, amortization of capitalized stock-based compensation, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Adjusted EBITDA and Adjusted EBITDA margin is defined as net income (loss) plus depreciation and amortization, stock-based compensation, interest expense (income), (benefit) provision for income taxes, change in fair value of contingent earn-out liability, change in fair value of contingently issuable/returnable common stock liability/asset, change in fair value of public warrant liability, loss on disposal of leased equipment, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Adjusted earnings (loss) and Adjusted earnings (loss) per diluted share are defined as net income (loss) plus stock-based compensation, amortization of capitalized stock-based compensation, change in fair value of contingent earn-out liability, change in fair value of contingently issuable/returnable common stock liability/asset, change in fair value of public warrant liability, non-recurring employee restructuring and other separation costs, and other non-recurring legal and regulatory costs, which management believes provides a more meaningful representation of operating results. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. However, non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included in this press release. The Company is unable to provide a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA margin to net profit margin, each measure's most directly comparable GAAP financial measure, on a forward-looking basis without unreasonable effort, because items that impact these GAAP financial measures are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation, changes in the fair value of contingent earn out liabilities, changes in the fair value of contingently issuable/returnable common stock liabilities/assets, and changes in fair value of public warrant liabilities. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results.
3 Recurring revenue includes the recurring portion of revenue associated with pure subscription contracts and hardware purchase subscription contracts. Non-recurring revenue includes revenue that is non-recurring in nature, such as product revenue, shipping revenue, revenue from installation, training, professional services, and rental revenue.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts are forward-looking statements, including without limitation statements regarding our strategy, goals, business model, demand for our products, market opportunities, strategic partnerships, and future financial and operational results. Words such as “believe,” “may,” “will,” “expect,” “should,” “could,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “potential,” “continue,” “project,” “target,” “forecast,” “is/are likely to,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the amount of insurance reimbursements expected to be received for defense costs for counsel and consultants in connection with the securities litigation and related Securities and Exchange Commission (the “SEC”) and Department of Justice matters, and the following: our history of losses and ability to reach profitability; our reliance on reseller partners; expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures; our ability to renew customer contracts, our ability to renew customer contracts at terms favorable to the Company, the Company’s reliance on third party contract manufacturing and distribution, and a global supply chain; the Company recognizes a substantial portion of its revenue ratably over the term of its agreements, and, as a result, downturns or upturns in sales may not be immediately reflected in its operating results; the rate of innovation required to maintain competitiveness in the markets in which the Company competes; the competitiveness of the market in which the Company competes; the failure of our products to detect threats could result in injury or loss of life, which could harm our brand, reputation, and results of operations; the loss of designation of our Evolv Express® system as a Qualified Anti-Terrorism Technology under the Homeland Security SAFETY Act; risks related to our business model, which is predicated, in part, on building a customer base that will generate a recurring stream of revenues through the sale of our subscription contracts; the ability for the Company to obtain, maintain, protect and enforce the Company’s intellectual property rights and use of “open source” software; the concentration of the Company’s revenues on a single solution; the Company’s ability to timely design, produce and launch its solutions, the Company’s ability to invest in growth initiatives and pursue acquisition opportunities; the limited liquidity and trading of the Company’s securities; risks related to existing and changing tax laws; geopolitical risk and changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; operational risk; risks related to material weaknesses in our internal control over financial reporting and our remediation plans and efforts, including related costs; risks related to increasing attention to and evolving expectations for sustainability initiatives; the impact of fluctuating general economic and market conditions and reductions in spending; the need for additional capital to support business growth, which might not be available on acceptable terms, if at all; and litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on resources. These and other important factors discussed in our most recent report on Form 10-Q or 10-K filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. The forward-looking statements in this press release are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, it may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should review this press release and the documents that we reference in this press release with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release whether as a result of any new information, future events or otherwise.
Investor Relations:
Brian Norris
Senior Vice President of Finance and Investor Relations
bnorris@evolvtechnology.com

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$9,108	$2,528	$22,529	$4,850
Subscription revenue	24,785	20,200	47,933	39,437
Service revenue	8,962	6,686	17,551	13,416
License fee and other revenue	898	3,130	2,068	6,848
Total revenue	43,753	32,544	90,081	64,551
Cost of revenue:
Cost of product revenue	10,097	5,351	21,953	8,535
Cost of subscription revenue	9,000	8,894	17,367	16,790
Cost of service revenue	2,526	1,710	4,718	3,415
Cost of license fee and other revenue	178	371	492	443
Total cost of revenue	21,801	16,326	44,530	29,183
Gross profit	21,952	16,218	45,551	35,368
Operating expenses:
Research and development	5,781	4,737	11,666	9,599
Sales and marketing	12,695	11,736	25,366	22,779
General and administrative	14,027	17,238	27,542	32,210
Restructuring costs	—	—	—	2,662
Total operating expenses	32,503	33,711	64,574	67,250
Loss from operations	(10,551)	(17,493)	(19,023)	(31,882)
Other income (expense), net
Interest expense	(965)	—	(1,927)	(1)
Interest income	488	224	1,003	613
Other income (expense), net	(17)	136	(54)	161
Change in fair value of contingent earn-out liability	—	(14,200)	374	(5,224)
Change in fair value of contingently issuable/returnable common stock liability/asset	12	(3,900)	1,504	(2,247)
Change in fair value of public warrant liability	1,735	(5,303)	3,779	(3,582)
Total other income (expense), net	1,253	(23,043)	4,679	(10,280)
Loss before income taxes	(9,298)	(40,536)	(14,344)	(42,162)
Provision for (benefit from) income taxes	—	(1)	$(37)	$62
Net loss	$(9,298)	$(40,535)	$(14,307)	$(42,224)
Net loss attributable to common stockholders – basic and diluted	$(9,298)	$(40,535)	$(14,307)	$(42,224)

Weighted average common shares outstanding – basic and diluted	180,103,260	165,252,554	178,588,871	163,042,749
Net loss per share – basic and diluted	$(0.05)	$(0.25)	$(0.08)	$(0.26)

Net income (loss)	$(9,298)	$(40,535)	$(14,307)	$(42,224)
Other comprehensive income (loss)
Cumulative translation adjustment	—	(85)	28	(131)
Total other comprehensive income (loss)	—	(85)	28	(131)
Total comprehensive loss	$(9,298)	$(40,620)	$(14,279)	$(42,355)

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$52,696	$49,150
Restricted cash	733	—
Marketable securities	9,936	19,885
Accounts receivable, net	39,575	30,841
Inventory	8,660	9,317
Current portion of contract assets	2,525	878
Current portion of commission asset	5,596	6,062
Prepaid expenses and other current assets	29,686	35,169
Total current assets	149,407	151,302
Contract assets, noncurrent	7	15
Commission asset, noncurrent	7,716	7,867
Property and equipment, net	128,962	127,522
Operating lease right-of-use assets	11,428	12,303
Other assets	4,503	5,400
Total assets	$302,023	$304,409

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,252	$9,770
Accrued expenses and other current liabilities	37,017	35,293
Current portion of deferred revenue	74,464	74,924
Current portion of operating lease liabilities	3,116	2,989
Total current liabilities	126,849	122,976
Deferred revenue, noncurrent	17,781	16,716
Long-term debt	28,737	28,596
Operating lease liabilities, noncurrent	9,715	10,654
Contingent earn-out liability, noncurrent	—	374
Contingently issuable common stock liability, noncurrent	—	1,809
Public warrant liability, noncurrent	83	3,862
Total liabilities	183,165	184,987

Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 authorized at June 30, 2026 and December 31, 2025; no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value; 1,100,000,000 shares authorized at June 30, 2026 and December 31, 2025; 180,839,400 and 175,399,488 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	18	18
Additional paid-in capital	521,062	507,347
Accumulated other comprehensive loss	(113)	(141)
Accumulated deficit	(402,109)	(387,802)
Stockholders’ equity	118,858	119,422
Total liabilities and stockholders’ equity	$302,023	$304,409

EVOLV TECHNOLOGY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,307)	$(42,224)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,938	11,318
Write-off of inventory and change in inventory reserve	147	1,794
Loss on disposal of property and equipment	310	1,633
Stock-based compensation	12,440	10,426
Amortization of debt issuance costs	570	—
Amortization of premium on marketable securities, net of change in accrued interest	211	127
Non-cash lease expense	875	844
Change in allowance for expected credit losses	100	166
Change in fair value of earn-out liability	(374)	5,224
Change in fair value of contingently issuable/returnable common stock liability/asset	(1,504)	2,247
Change in fair value of public warrant liability	(3,779)	3,582
Changes in operating assets and liabilities
Accounts receivable	(8,834)	(13,325)
Inventory	2,278	6,141
Commission assets	617	73
Contract assets	(1,639)	(236)
Other assets	592	197
Prepaid expenses and other current assets	(596)	(18,849)
Accounts payable	6,385	6,120
Deferred revenue	605	6,205
Accrued expenses and other current liabilities	1,500	18,374
Operating lease liability	(812)	(263)
Net cash provided by (used in) operating activities	8,723	(426)
Cash flows from investing activities:
Development of internal-use software	(2,640)	(3,112)
Purchases of property and equipment	(12,137)	(15,299)
Purchases of marketable securities	(9,894)	(9,875)
Proceeds from maturities of marketable securities	19,632	24,675
Net cash used in investing activities	(5,039)	(3,611)
Cash flows from financing activities:
Proceeds from exercise of stock options	567	4,095
Net cash provided by financing activities	567	4,095
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	28	(131)
Net increase (decrease) in cash, cash equivalents, and restricted cash	4,279	(73)
Cash, cash equivalents, and restricted cash
Cash and cash equivalents at beginning of period	49,150	37,015
Cash, cash equivalents, and restricted cash at end of period	$53,429	$36,942

The following table summarizes operating cash flows for each period presented:

	Six Months Ended June 30,
	2026	2025
Net loss	$(14,307)	$(42,224)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	22,934	37,361
Changes in operating assets and liabilities	96	4,437
Net cash provided by (used in) operating activities	$8,723	$(426)

EVOLV TECHNOLOGY
SUMMARY OF KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended or as of,
($ in thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
New customers	54	63	62	64	48	70
Annual recurring revenue	$105,990	$110,516	$117,200	$120,467	$127,300	$132,680
Recurring revenue3*	$25,753	$26,379	$28,684	$29,547	$31,176	$32,087
% of total revenue	80%	81%	67%	77%	67%	73%
Non-recurring revenue3*	$6,254	$6,165	$14,166	$8,957	$15,152	$11,666
% of total revenue	20%	19%	33%	23%	33%	27%
*Certain prior quarter amounts have been reclassified to reflect an update to the definition of non-recurring revenue to include short term rental subscription revenue, applied consistently to all prior periods, which were previously classified as recurring revenue.

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
(In thousands)
(Unaudited)

	Three Months Ended,
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Operating expenses, GAAP	$33,539	$33,711	$29,902	$26,613	$32,071	$32,503
Stock-based compensation	(4,660)	(5,265)	(5,121)	(5,006)	(5,272)	(6,602)
Non-recurring employee restructuring and other separation costs	(2,137)	(827)	(6)	—	—	—
Other non-recurring legal and regulatory costs	(3,561)	(5,979)	36	2,225	99	(903)
Adjusted operating expenses	$23,181	$21,640	$24,811	$23,832	$26,898	$24,998

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT, GAAP GROSS MARGIN TO ADJUSTED GROSS MARGIN AND GAAP INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME (LOSS)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$43,753	$32,544	$90,081	$64,551
Cost of revenue	21,801	16,326	44,530	29,183
Gross profit, GAAP	21,952	16,218	45,551	35,368
Stock-based compensation	251	282	566	501
Amortization of capitalized stock-based compensation	194	107	355	210
Non-recurring employee restructuring and other separation costs	—	6	—	6
Adjusted gross profit*	$22,397	$16,613	$46,472	$36,085

Gross margin %	50.2%	49.8%	50.6%	54.8%
Impact of adjustments from Gross profit, GAAP to Adjusted gross profit	1.0%	1.2%	1.0%	1.1%
Adjusted gross margin %*	51.2%	51.0%	51.6%	55.9%
*As previously disclosed, management revised its definition of non-recurring expenses to exclude losses on disposals of leased equipment, and have adjusted prior year adjusted gross profit and adjusted gross margin accordingly.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Loss from operations, GAAP	$(10,551)	$(17,493)	$(19,023)	$(31,882)
Stock-based compensation	6,853	5,547	12,440	10,426
Amortization of capitalized stock-based compensation	194	107	355	210
Non-recurring employee restructuring and other separation costs	—	833	—	2,970
Other non-recurring legal and regulatory costs	903	5,979	804	9,540
Adjusted loss from operations*	$(2,601)	$(5,027)	$(5,424)	$(8,736)
*As previously disclosed, management revised its definition of non-recurring expenses to exclude losses on disposals of leased equipment, and have adjusted prior year adjusted loss from operations accordingly.

EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA AND NET PROFIT MARGIN TO ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(9,298)	$(40,535)	$(14,307)	$(42,224)
Depreciation and amortization	7,137	5,788	13,938	11,318
Stock-based compensation	6,853	5,547	12,440	10,426
Interest expense (income)	477	(224)	924	(612)
(Benefit) provision for income taxes	—	(1)	(37)	62
Change in fair value of contingent earn-out liability	—	14,200	(374)	5,224
Change in fair value of contingently issuable/returnable common stock liability/asset	(12)	3,900	(1,504)	2,247
Change in fair value of public warrant liability	(1,735)	5,303	(3,779)	3,582
Loss on disposal of leased equipment*	106	1,312	270	1,633
Non-recurring employee restructuring and other separation costs	—	833	—	2,970
Other non-recurring legal and regulatory costs	903	5,979	804	9,540
Adjusted EBITDA	$4,431	$2,102	$8,375	$4,166

Net profit margin %	(21.3)%	(124.6)%	(15.9)%	(65.4)%
Impact of adjustments from Net loss to Adjusted EBITDA	31.4%	131.1%	25.2%	71.9%
Adjusted EBITDA margin %	10.1%	6.5%	9.3%	6.5%
*Q2 2025 figure reflects refinements of our adjusted EBITDA calculation in Q3 2025, applied consistently to all prior quarters.
EVOLV TECHNOLOGY
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EARNINGS (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(9,298)	$(40,535)	$(14,307)	$(42,224)
Stock-based compensation	6,853	5,547	12,440	10,426
Amortization of capitalized stock-based compensation	194	107	355	210
Change in fair value of contingent earn-out liability	—	14,200	(374)	5,224
Change in fair value of contingently issuable/returnable common stock liability/asset	(12)	3,900	(1,504)	2,247
Change in fair value of public warrant liability	(1,735)	5,303	(3,779)	3,582
Non-recurring employee restructuring and other separation costs	—	833	—	2,970
Other non-recurring legal and regulatory costs	903	5,979	804	9,540
Adjusted loss	$(3,095)	$(4,666)	$(6,365)	$(8,025)

Weighted average common shares outstanding – diluted	180,103,260	165,252,554	178,588,871	163,042,749

Net loss per share – diluted	$(0.05)	$(0.25)	$(0.08)	$(0.26)
Impact of adjustments from Net loss to Adjusted loss	0.03	0.22	0.04	0.21
Adjusted loss per share – diluted	$(0.02)	$(0.03)	$(0.04)	$(0.05)
*Stock-based compensation, amortization of capitalized stock-based compensation, and non-recurring restructuring and other employee separation costs were recorded in the condensed consolidated statements of operations and comprehensive loss (income) as follows. Prior period amounts are being shown for comparative purposes:

	Three Months Ended,
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026
Stock-based compensation:
Cost of product revenue	$8	$17	$32	$39	$58	$34
Cost of subscription revenue	137	167	146	135	138	120
Cost of service revenue	67	74	72	80	100	94
Cost of license fee and other revenue	7	24	19	20	19	3
Research and development	1,115	1,154	1,227	1,252	1,280	1,343
Sales and marketing	1,048	1,710	1,480	1,330	1,566	1,975
General and administrative	1,972	2,401	2,414	2,424	2,426	3,284
Restructuring costs	525	—	—	—	—	—
Total stock-based compensation	$4,879	$5,547	$5,390	$5,280	$5,587	$6,853

Amortization of capitalized stock-based compensation:
Cost of subscription revenue	$59	$60	$63	$82	$86	$104
Cost of service revenue	44	47	51	68	75	90
Total amortization of capitalized stock-based compensation	$103	$107	$114	$150	$161	$194

Non-recurring employee restructuring and other separation costs:
Cost of service revenue	$—	$6	$—	$—	$—	$—
Research and development	—	31	—	—	—	—
Sales and marketing	—	613	6	—	—	—
General and administrative	—	183	—	—	—	—
Restructuring costs	2,137	—	—	—	—	—
Total non-recurring employee restructuring and other separation costs	$2,137	$833	$6	$—	$—	$—